Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated June 24, 2005 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Viisage Technology, Inc. (the “Company”), which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Boston, Massachusetts

September 9, 2005